UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2016

Integrated Inpatient Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-191564	65-1011679
(Commission File Number)	(IRS Employer Identification Number)

100 Linton Boulevard, Suite 213-B, Delray Beach, FL 33483

(Address of Principal Executive Offices)

+30 (213) 016 - 5708

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 27, 2016, Integrated Inpatient Solutions, Inc. (the “Company”), through its wholly owned subsidiary, Poseidon Navigation, Corp. (“Poseidon”) entered in to a Bareboat Hire purchase agreement (“BBHP”) with Nikiforos Shipping SA (“Nikiforos”) which provides for the acquisition of the Company’s first vessel.

Pursuant to the terms of the BBHP, Poseidon will acquire a 1996 Japanese built Handymax vessel (45,693 dwt). The BBHP is essentially a “lease to own” arrangement. At the signing of the contract, $500,000 which had been previously paid by Poseidon for a different vessel (the “Downpayment”) was transferred to Nikiforos. Additionally, Poseidon has agreed to pay $1,315.00 per day (the “Hire”), payable in advance every 30 days, for five years commencing on the date of delivery of the vessel.

We have an option to purchase the vessel at any time (the “Exercise Date”) beginning one year after delivery on an “as is” basis at the prices set forth below.

-	Upon completion of one year from the Delivery Date, the Purchase Price will be $1,920,025.
-	Upon completion of two years from the Delivery Date, the Purchase Price will be $1,440,050
-	Upon completion of three years from the Delivery Date, the Purchase Price will be $960,075.
-	Upon completion of four years from the Delivery Date the Purchase Price will be $480,100.
-	Upon completion of five years from the Delivery Date the Purchase Price will be $125.

On any other Exercise Date the Purchase Price will be the sum that will remain after deducting from the amount of $2,900,000: a) any Hire paid up to that that the Exercise Date (including the amount of $100,000 paid by April, 1, 2016 if already paid), (b) the Downpayment, (c) any amounts that the Bareboat Charters have paid to Nikiforos.

We anticipate that the vessel will be delivered on approximately February 29, 2016.

Item 1.02. Termination of a Material Definitive Agreement.

As disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2016, on December 31, 2015, Integrated Inpatient Solutions, Inc. (the “Company”), assumed all obligations relating to a Bareboat Hire purchase agreement (“BBHP”) between its now wholly owned subsidiary, Poseidon Navigation, Corp. (“Poseidon”) and GO Skar Shipping SA (“Skar”) which provided for the acquisition of what we anticipated would be the Company’s first vessel.

Pursuant to the terms of the BBHP, Poseidon was to acquire a 1994 Japanese built Handymax vessel (43,656 dwt). The BBHP is essentially a “lease to own” arrangement. Poseidon paid $500,000 at signing of the contract and will pay $1,721.25 per day, payable in advance every 30 days, for five years commencing on the date of delivery of the vessel. At the conclusion of the five years Poseidon would have had the right to purchase the vessel for $1. Although we anticipated that the vessel would be delivered on approximately January 15, 2016, the owner failed to deliver the vessel to us and a substitute vessel was offered to us on better economic terms.

Following discussions with Skar, on January 27, 2016 we mutually agreed to terminate the BBHP without liability to either party. The amounts which we have previously paid have been transferred by Skar to Nikiforos and credited toward a BBHP for a newer vessel and we have entered into such new BBHP agreement. Please see Item 1.01 Entry into a Material Definitive Agreement.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired shall be filed by amendment.
(b)	Pro Forma Financial Information
(c)	Exhibits

Exhibit No.	Exhibits

10.7	Bareboat Hire purchase agreement between Poseidon Navigation, Corp. and GO Skar Shipping SA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED INPATIENT SOLUTIONS, INC.

Dated:	February 12, 2016	By:	/s/ Antonis Bertsos
Name: Antonis Bertsos
Title: CEO